Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report dated February 17, 2012, with respect to the financial statements of Legg Mason Western Asset Mortgage Backed Securities Fund, a series of Legg Mason Partners Income Trust, as of December 31, 2011, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 27, 2012